                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT ENGINEERS



         We consent to the inclusion in this Second Amendment to Registration Statement on Form S-1 (File No. 333-76911) for the Mewbourne Energy 99-00 Drilling Programs of the summary of the Reserve Report as of January 1, 1999, for Mewbourne Development Partners 92 GP, Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P. Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 94 Private L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P. and Mewbourne Energy Partners 97-A, L.P. as audited by us. We also consent to the reference therein to our firm as an "Independent Expert."




                                         /s/ Forrest A. Garb & Associates, Inc.

                                         FORREST A. GARB & ASSOCIATES, INC.



Dallas, Texas
July 28, 1999